UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 19, 2015

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Nancy Ridge Drive, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 242-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2015, Otonomy, Inc. (the “Company”) held its annual meeting of stockholders. Of the 24,133,864 shares of common stock outstanding as of April 28, 2015, the record date for the meeting, 21,002,997 shares of common stock were represented at the meeting in person or by proxy, constituting 87.0% of the outstanding common stock entitled to vote. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:

(1)	Election of two Class I directors to hold office until the 2018 annual meeting of stockholders. Each of the following nominees was elected to serve as a Class I director, to hold office until the Company’s 2018 annual meeting of stockholders or until his respective successor has been duly elected and qualified or his earlier resignation or removal.

Nominees	For	Withheld	Broker Non-Votes
George J. Morrow	20,146,113	9,905	846,979
David A. Weber, Ph.D.	20,146,060	9,958	846,979

(2)	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
20,999,325	2,992	680	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTONOMY, INC.

Date: June 25, 2015	By:	/s/ Eric J. Loumeau
Eric J. Loumeau General Counsel and Chief Compliance Officer